Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 26, 2022 (this “Supplemental Indenture”), is by and among DXC Capital Funding DAC, an Irish special purpose vehicle incorporated as a private limited company (the “Issuer”), and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, transfer agent and registrar (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuer and the Trustee are parties to that certain indenture, dated as of September 9, 2021 (the “Indenture”), by and among the Issuer, DXC Technology Company, a Nevada corporation (the “Parent Guarantor”), DXC Luxembourg International S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 8, avenue Gaston Diderich, L-1420 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B149714, the Trustee and Elavon Financial Services DAC, as paying agent.
WHEREAS, Section 10.01(k) of the Indenture provides that the Issuer and the Trustee may enter into an indenture supplemental to the Indenture, without the consent of any holder of Notes, to conform any provision in the Indenture or any Notes to the prospectus, offering memorandum, offering circular or any other document pursuant to which any such Notes were offered (the “Offering Memorandum”), to the extent that such provision was intended to be a verbatim recitation of a provision contained in the Offering Memorandum;
WHEREAS, the Issuer desires and has requested the Trustee to join with the Issuer in entering into this Supplemental Indenture for purposes of conforming certain provisions in the Indenture and the Notes to the Offering Memorandum;
WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of this Supplemental Indenture complies with the requirements of Article 10 of the Indenture and that all conditions precedent provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with;
WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;
WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done and performed, and the execution of this Supplemental Indenture have in all respects been duly authorized;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Amendments to the Indenture and the Notes. (a) The Form of Note attached to the Indenture as Exhibit A is hereby deleted in its entirety and amended and replaced with the Form of Note attached hereto as Exhibit A, which exhibit shall be appended to each Global Note heretofore executed and deposited with or on behalf of, and registered in the name of, a nominee of the CSK (each, an “Existing Global Note”), and (b) the words “a 360-day year comprised of twelve-30-day months” in the second paragraph of Section 1 of each Existing Global Note is hereby deemed to be deleted and replaced with “an ACTUAL/ACTUAL (ICMA) day count convention, as defined in the rulebook of the International Capital Markets Association”.
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3.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.No Recourse Against Others. No recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Trustee, respectively, in this Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or the Trustee, respectively, or of any respective successor corporation, either directly or through the Issuer or the Trustee, respectively, or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture.
5.Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.
6.Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes, and the Issuer assumes all risks arising out of the use of electronic signatures in connection with this Supplemental Indenture.
7.Effect of Headings. The section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
8.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DXC Capital Funding DAC,
as Issuer

By: /s/ Ceyhun Cetin
Name:    Ceyhun Cetin
Title:    Director

[DXC — Supplemental Indenture]

U.S. Bank Trust Company National Association,
as Trustee

By: /s/ Elizabeth A. Boyd
Name:    Elizabeth A. Boyd
Title:    Vice President

[DXC — Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE AND SUBSEQUENT NOTE]
[Depositary Legend, if applicable]

No. [_____]	Principal Amount € [_________], as revised by the Schedule of Increases and Decreases in Global Note attached hereto ISIN No: [_________] Common Code No.: [_________]
DXC Capital Funding DAC
[●]% Senior Notes Due 20[●]
[DXC Capital Funding DAC, an Irish special purpose vehicle incorporated as a private limited company, promises to pay to the bearer hereof, the principal sum of €[_________], as revised by the Schedule of Increases and Decreases in Note attached hereto, on September 15, 20[●]].1
[This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) is the duly registered holder (the “Holder”) of Notes in the aggregate principal amount of €[_________] or such other amount as is shown on Register as being represented by this Global Note and is duly endorsed (for information purposes only) in the fourth column of the Schedule of Increases and Decreases in Note attached to this Global Note.
DXC Capital Funding DAC, an Irish special purpose vehicle incorporated as a private limited company, promises to pay to the Holders the aggregate principal amount shown on the Register as being represented by this Global Note on September 15, 20[●].]2

Issue Date: September 9, 2021
Interest Payment Date: September 15
Record Date: The Business Day prior to the applicable interest payment date
Maturity Date: September 15, 20[●]

[This Note shall not be valid for any purposes until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) has manually signed the certificate of authentication appearing on this Note and until it has been
1 For Definitive Notes.
2 For NSS Global Notes.

effectuated for or on behalf of the entity appointed as common safe-keeper by the relevant Clearing Systems.]3
Additional provisions of this Note are set forth on the reverse side hereof.

3 For NSS Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in accordance with the Indenture.
Date:

DXC CAPITAL FUNDING DAC, as Issuer
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date:
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[EFFECTUATED for and on behalf of CLEARSTREAM BANKING SOCIETE ANONYME as common safe-keeper, without recourse, warranty or liability.

By:

Title:    Authorized Signatory

For the purposes of effectuation only]4

4 For NSS Global Notes.

[Back of Note]
[●]% Senior Notes due 20[●]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. DXC Capital Funding DAC, an Irish special purpose vehicle incorporated as a private limited company (the “Issuer”), promises to pay, in cash, interest on the principal amount of this Note at a rate equal to [●]% per annum. Interest will be payable annually in arrears on September 15 of each year, commencing on September 15, 2022 (an “Interest Payment Date”) to holders of this Note of record on the Business Day immediately preceding the Interest Payment Date.
Interest and Additional Interest on this Note will accrue from the most recent date to which such interest has been paid or, if no such interest has been paid, from and including the date of issuance, September 9, 2021. Interest will be computed on the basis of an ACTUAL/ACTUAL (ICMA) day count convention, as defined in the rulebook of the International Capital Markets Association.
If an Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day, but no additional interest shall accrue or be payable in connection therewith unless the Issuer fails to make payment on such next succeeding Business Day.
If a Redemption Date, purchase date or other maturity date would fall on a day that is not a Business Day, the payment of interest (including Additional Interest, if any), principal and premium, if any, shall be made on the next succeeding Business Day, but no additional interest shall accrue or be payable in connection therewith unless the Issuer fails to make payment on such next succeeding Business Day.
2.    METHOD OF PAYMENT
By at least 10:00 a.m. local time in any Place of Payment on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, interest and/or Additional Amounts, if any. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, interest and Additional Amounts, if any, in money of the European Union that at the time of payment is legal tender for payment of public and private debts. Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in Dublin, Ireland or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 4.02 of the Indenture; provided, however, that, at the option of the Issuer, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.
Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note, and each payment so made will discharge the

Issuer’s obligations in respect thereof. On the occasion of each payment, the Paying Agent shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the previous sentence. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest and Additional Amounts, if any) held by a Holder of at least €1,000,000 aggregate principal amount of Notes will be made by wire transfer to a Euro account maintained by the payee with a branch of a designated bank in the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
In the event that Definitive Notes are issued on or after the Issue Date, another agent shall be appointed by the Issuer as an additional paying agent in respect of payments to be made in respect of Notes represented by Definitive Notes. The Issuer shall procure that such additional paying agent shall represent and warrant to the Issuer in its appointment document that, for the purposes of Chapter 2 of Part 4 of Taxes Consolidation Act, 1997 of Ireland (as amended), it will not be in Ireland when paying or causing to be paid on behalf of the Issuer any amounts due in respect of such Definitive Notes.
All payments of interest and principal on the Notes, including payments made upon any redemption of the Notes, will be made in Euros. If the Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euros shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for Euros. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of Euro in the currency of the United States of America for any purpose under the Indenture. Any payment in respect of such Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
3.    PAYING AGENT AND REGISTRAR. Initially, Elavon Financial Services DAC or one of its affiliates will act as Paying Agent and U.S. Bank National Association or one of its affiliates will act as Transfer Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.
4.    INDENTURE. The Issuer issued this Note under an Indenture, dated as of September 9, 2021 (as amended, modified or supplemented from time to time, the “Indenture”), among, inter alios, the Issuer, the Guarantors, U.S. Bank, National Association, as trustee (the “Trustee”) and Elavon Financial Services DAC, as Paying Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its [●]% Senior Notes due 20[●]. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    OPTIONAL REDEMPTION. This Note is subject to optional redemption as further described in the Indenture. If the Issuer deposits with the Trustee or the Paying Agent money or Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest and Additional Amounts, if any, on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
6.    SINKING FUND. The Issuer shall not be required to make any sinking fund payments with respect to the Notes.
7.    OFFERS TO REPURCHASE.
Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make an offer (a “Change of Control Offer”) to each holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of each holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with the Indenture.
[For so long as the Notes are represented by this Global Note, the Issuer shall procure that the details of such redemption, payment or purchase and cancellation (as the case may be) be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such installment so paid.]5
8.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of any Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.
9.    PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.
10.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.
11.    DEFAULTS AND REMEDIES.    If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer or a Guarantor occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
5 For Global Notes only.

12.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
13.    GOVERNING LAW. THE INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
14.    ISIN/COMMON CODE NUMBERS. The Issuer has caused ISIN/Common Code numbers to be printed on the Notes and the Trustee may use ISIN/Common Code numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
[15.    ELIGIBILITY. Eligibility of the Notes for purchase by the European Central Bank (including under the European Central Bank’s Corporate Sector Purchase Programme) may not be achieved.
Notes represented by global securities are to be deposited with a common safekeeper (or its nominee) for Euroclear and/or Clearstream, registered in the name of the common safekeeper (or its nominee) and held under the New Safekeeping Structure. The Notes are, accordingly, intended to be held in a manner which would allow them to be eligible for purchase by the European Central Bank (the “ECB”) (including under the corporate sector purchase programme (the “CSPP”) of the ECB, which commenced in June 2016.
However, this does not necessarily mean that the Notes will be recognized by the ECB for the purposes of the CSPP either upon issue or at any time during their life, as such recognition depends upon the satisfaction of all of the ECB’s eligibility criteria. Additionally, the ECB may at any time during the life of the Notes change is eligibility criteria and/or determine that the Notes no longer satisfy such eligibility criteria. We have no obligation to maintain such eligibility or meet the ECB’s eligibility criteria either upon issue or at any time or all times during the life of the Notes.
The notes are intended to be held in a manner which will allow Eurosystem eligibility.]6

6 For NSS Global Notes.

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Signature guarantee*: ____________________________
* Participant in a recognized Signature guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the box below:
[ ] Section 4.09.
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
€_______________
Date: _______________
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ______________________
Signature guarantee*: ____________________________
* Participant in a recognized Signature guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is €__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of [Trustee /Common Service Provider to the Clearing Systems]

__________________
*This schedule should be included only if the Note is issued in global form.